PREFERRED STOCK EXCHANGE AGREEMENT



This Agreement is entered into as of this 28th day of October, 1997 between Diamond Equities, Inc. ("DEI"), a Nevada Corporation, and Dingaan Holdings, S.A. ("Dingaan").

                                    RECITALS

WHEREAS, Dingaan holds 727 shares of Series A 6% Preferred Stock ("Series A Stock") of DEI and,

WHEREAS, DEI desires to exchange a new series of preferred stock without dividends for the Series A Stock and,

WHEREAS, Dingaan has agreed to such an exchange,

NOW THEREFORE, in consideration of the premises contained in the recitals, the parties agree as follows:

                                    AGREEMENT

SECTION 1. SERIES A STOCK.

1.1 The Series A Stock presently held by Dingaan have a stated value of $1,817,591.00 (one million eight hundred seventeen thousand, five hundred ninety one dollars).

1.2 Cumulative Dividends are at 6% payable annually, and are presently in arrears in the amount of $194,023.00 (one hundred ninety three thousand and twenty three dollars).

1.3 The Series A Stock is convertible at the option of the holder at a rate equal to 75% (seventy five percent) of the average bid price of the common shares for the ten (10) days prior to the conversion date.

1.4 The Series A Stock is redeemable by DEI at the cash price paid for the shares plus the amount of any dividends accumulated and unpaid as of the date of the redemption.

SECTION 2. OWNERSHIP.

2.1 Dingaan confirms that its ownership of the Series A Stock is unencumbered and that it is able to pass clear title to the shares to DEI on the Closing Date.

SECTION 3. AUTHORIZATION AND EXCHANGE OF SERIES A STOCK FOR NEW SERIES B PREFERRED STOCK.

3.1 The Board of Directors of DEI has, by resolution dated September 24, 1997, authorized the issuance and exchange of a new Series B Preferred Stock for its existing Series A Stock.

3.2 Twenty thousand (20,000) shares of the Series B Stock shall be valued at $1,817,591.00 (one million, eight hundred seventeen thousand, five hundred and ninety one dollars), plus the Series A stock dividends in arrears in the amount of $194,023.00, for a total value of $2,011, 614.00 (two million, eleven thousand, six hundred fourteen dollars).

3.3 The twenty five thousand (25,000) shares of the Series B Stock shall be convertible into 20,000,000 (twenty million) shares of common stock of DEI.

3.4 Other specific terms and conditions of the Series B Preferred Stock shall be determined between the parties and represented in a Series B Preferred Stock Certificate.

SECTION 4. CLOSING.

 4.1 The Closing of the Exchange of Shares hereunder shall be held at offices of DEI on November 1 ,1997 or such other place or date as the parties may agree.

4.2 At the Closing, DEI shall deliver a definitive certificate registered in Dingaan's name representing 20,000 shares of Series B Preferred Stock and the value thereof being exchanged, signed by the President of DEI.

4.3 At the Closing, Dingaan shall deliver its certificate, representing ownership of 727 shares of the Series A Preferred Stock, duly endorsed or accompanied by a duly executed stock power in blank with a signature guaranteed by a bank, trust company or a member firm of the NASD.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF DEI. DEI hereby represents and warrants to Dingaan as set forth below.

5.1 ORGANIZATION AND STANDING; ARTICLES AND BYLAWS. DEI is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Nevada. DEI has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. DEI is duly qualified and authorized to do business, and is in good standing as a foreign corporation, in each jurisdiction where the nature of its activities and of its properties (both owned and leased) makes such qualification necessary and where a failure to do so qualify would have a material adverse effect on its business or properties.

5.2 CORPORATE POWER. DEI will have at the Closing Date all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and issue the Shares hereunder, to issue the Common Stock issuable upon conversion of the Preferred Stock ("Underlying Common Stock") and to carry out and perform its obligations under the terms of this Agreement.

5.4 CAPITALIZATION. The authorized capital stock of DEI immediately prior to the Closing consists of (a) [NUMBER] shares of Common Stock, of which [NUMBER] shares are or will be issued and outstanding, and (b) [NUMBER] shares of preferred stock ("Preferred Stock"), of which [NUMBER] shares are or will be issued and outstanding prior to the Closing. The outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. DEI has reserved [NUMBER] shares of Common Stock for issuance upon conversion of the Preferred Stock. There are (i) no options, warrants or other rights to purchase any of DEI's authorized and unissued capital stock, or any security directly or indirectly convertible into or exchangeable for shares of capital stock of DEI, (ii) so far as known to DEI, no voting trust or voting agreements among, or irrevocable proxies executed by, stockholders of the Company, (iii) so far as known to DEI, no agreements among stockholders providing for the purchase or sale of DEI's capital stock, and (iv) no obligations (contingent or otherwise) of DEI to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. All such issued and outstanding options and warrants have been duly and validly issued in compliance with applicable federal and state securities laws.

5.5 AUTHORIZATION. All corporate action on the part of DEI, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by DEI, the authorization, issuance and delivery of the Shares and the Underlying Common Stock and the performance of all of DEI's obligations hereunder has been taken or will be taken prior to Closing. This Agreement constitutes a valid and binding obligation of DEI, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principles of equity, whether such enforcement is considered in a proceeding in equity or law. The Shares, when issued in compliance with the provisions of this Agreement, and the Underlying Common Stock, when issued, will be validly issued, will be fully paid and nonassessable, will be free of any duties or other governmental charges and will be free of any liens, encumbrances or restrictions, other than any liens, encumbrances or restrictions created by or imposed upon the holders under the documents relating to this transaction; provided, however, that the Shares and the Underlying Common Stock may be subject to restrictions on transfer under state and/or federal securities laws. Except as contemplated herein, the Shares and the Underlying Common Stock are not subject to any preemptive rights or rights of first refusal.

5.6 LIABILITIES. Except as set forth in DEI's financial statements as of June 30, 1997], copies of which have been heretofore delivered to Dingaan, DEI has no liabilities or obligations, absolute or contingent, except liabilities and obligations which have been incurred in the ordinary course of business none of which, in the aggregate, exceeds $10,000.

5.7 COMPLIANCE WITH OTHER INSTRUMENTS. Company is not in violation of any term of its Articles or Bylaws, or in any material respect of any term or provision of the mortgages, indebtedness, indentures, contracts, agreements, or instruments set forth on Exhibit D or any other material agreement, or any judgment or decree. The best of its knowledge, DEI is not in violation of any order, statute, rule or regulation applicable to DEI where such violation would materially and adversely affect DEI; to DEI's actual knowledge, DEI is not in violation of any order, statute or regulation applicable to DEI. The execution, delivery and performance of and compliance with this Agreement and the issuance of the Shares and the Underlying Common Stock have not resulted and will not result in any material violation of, or conflict with, or constitute a material default under, DEI's Articles or Bylaws or any of such material agreements nor result in the creation of, or mortgage, pledge, lien, encumbrance or charge upon any of the material properties or assets of DEI.

5.8 LITIGATION, ETC. There are no actions, suits, proceedings or investigations pending against DEI or its properties or in which DEI is the plaintiff, before any court or governmental agency (nor, to DEI's knowledge, is there any threat thereof or any reasonable basis therefor).

5.9 REGISTRATION RIGHTS. DEI is not under any contractual obligation to register with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("Securities Act") any of its presently outstanding securities or any of its securities which may hereafter be issued.

5.10 GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the party of DEI is required in connection with the valid execution and delivery of this Agreement, or the offer, or issuance of the Shares or the underlying Common Stock or the consummation of any other transaction contemplated hereby.

5.11 EXEMPTION. The offer, issue and exchange of the Shares and the Underlying Common Stock are and will be exempt from the registration and prospectus delivery requirements of the 1933 Act, pursuant to the exemption 5 provided by
Section 4(1) and 4(2) of the Act.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF DINGAAN. Dingaan hereby represents and warrants to DEI with respect to the exchange of the Preferred Stock as follows:

6.1 INVESTMENT. Dingaan is acquiring the shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the shares to be issued have not been, and will not be, registered under the Securities Act of 1933, as amended ("Securities Act") or the securities laws of any state by reason of a specific exemption from the registration provisions of the Securities Act and the securities law of the State of Nevada and other applicable jurisdictions, the availability of which depends upon, among other things, the bona fide nature of the investment intent.

6.2 RULE 144. It acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations. Dingaan acknowledges that, except as specifically set forth in this Agreement, it is not relying on DEI in any way to satisfy the conditions precedent for limited resale of shares pursuant to Rule 144 under the Securities Act.

6.3 NO PUBLIC MARKET. It understands that no public market now exists for any of the Series B Preferred Stock issued by DEI and that DEI has made no assurances that a public market will ever exist for such securities.

6.4 ACCESS TO DATA. It has had an opportunity to discuss the business of DEI, its management and financial affairs with its management and the opportunity to review the Company's financial statements, books and records, facilities and business plan. It has also had an opportunity to ask questions of officers of the company, which questions were answered to its satisfaction.

6.5 POWER AND AUTHORITY. Dingaan will have at the Closing Date all requisite legal and other power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement. This Agreement constitutes a valid and legally binding obligation of Dingaan, enforceable in accordance with its terms, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principals of equity, whether such enforcement is considered in a proceeding in equity or law.

SECTION 7. MISCELLANEOUS PROVISIONS.

7.1 NOTICES. All notices, requests, demands, and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered by hand or two days after being mailed by certified or registered mail, return receipt requested, with postage prepaid:

            If to DEI to:                             If to Dingaan to:

             David D. Westfere                       Dingaan Holdings, S.A.
           2010 E. University Drive,           Enro Canadian Center, First Floor
                 Suite # 3                             Marlborough Street
              Tempe, AZ 85281                           P.O. Box N-38-2
                                                        Nassau, Bahamas

7.2 TITLES AND CAPTIONS. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

7.3 ENTIRE AGREEMENT. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

7.4 AGREEMENT BINDING. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

7.5 ATTORNEY FEES. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

7.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

7.7 PRESUMPTION. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

7.8 FURTHER ACTION. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

7.9 PARTIES IN INTEREST. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

7.10 SAVINGS CLAUSE. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

Indicating their agreement to the above, the parties have signed this Agreement below:

DIAMOND EQUITIES, INC., A NEVADA CORPORATION:          DINGAAN HOLDINGS, S.A.



By:/s/ David D. Westfere                           By: E.P. Toothe & Associates
   ------------------------                           --------------------------

         David D. Westfere, President                  (Print or type full name)


Date: 10-28-97                                         E.P. Toothe & Associates
     ------------------------                         --------------------------
                                                             (Signature)

                                                   Date: 21st October, 1997.
                                                        ------------------------